                                                                  Exhibit 99.4

                                   PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert The Home Loan Savings Bank from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion").

Your vote on our Plan of Conversion has not yet been received. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase common shares of Home Loan Financial Corporation or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends you vote "FOR" the Conversion.

THE HOME LOAN SAVINGS BANK
Coshocton, Ohio

Robert C. Hamilton
President and Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request. For further information call (614) XXX-XXX.


--------------------------------------------------------------------------------
The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus of Home Loan Financial Corporation.

                                   STOCK GRAM

We are pleased to announce that The Home Loan Savings Bank ("Home Loan Savings") is converting from an Ohio savings institution to an Ohio capital stock savings institution (the "Conversion"). In conjunction with the Conversion, Home Loan Financial Corporation is offering common shares in a subscription and community offering (collectively, the "Offering"). The sale of common shares in connection with the Conversion will enable Home Loan Savings to raise additional capital to support and enhance its current operations.

We previously mailed to you a PROSPECTUS providing detailed information about the operations of Home Loan Savings and the proposed Offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of HOME LOAN FINANCIAL CORPORATION (THE PROPOSED HOLDING COMPANY FOR HOME LOAN SAVINGS). If you are interested in purchasing the common shares of Home Loan Financial Corporation, your signed Stock Order and Certification Form and payment must be received by Home Loan Savings prior to NOON, COSHOCTON, OHIO TIME, ON MARCH XX, 1998.

Should you have additional questions regarding the Offering or need additional materials, please call the Conversion Information Center at (614) XXX-XXXX or stop by the Conversion Information Center at 401 Main Street in Coshocton.




The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus of Home Loan Financial Corporation.

XXXXX XX, 199X


Dear Member:

         We are pleased to announce that The Home Loan Savings Bank ("Home Loan Savings") is converting from an Ohio mutual savings institution to an Ohio capital stock savings insitution (the "Conversion"). In conjunction with the Conversion, Home Loan Financial Corporation, the newly-formed corporation that will become the holding company for Home Loan Savings, is offering common shares in a subscription offering and community offering (collectively, the "Offering") to certain of our depositors, our Employee Stock Ownership Plan and certain member of the general public, pursuant to a Plan of Conversion.

         To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Home Loan Savings' Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting to be held on March XX, 1998. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         The Board of Directors of Home Loan Savings feels that the Conversion will offer a number of advantages, such as an opportunity for depositors of Home Loan Savings to become shareholders. Please remember:

    o Your accounts at Home Loan Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

    o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

    o Members have a right, but no obligation, to subscribe for common shares before they are offered to the public.

    o Like all stock, the common shares issued in the Offering WILL NOT BE INSURED BY THE FDIC.

         Enclosed are materials describing the Offering. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Home Loan Financial Corporation, your Stock Order Form and Certification Form and payment must be received by Home Loan Savings prior to Noon, Coshocton, Ohio Time, on March XX, 1998.

         If you have additional questions regarding the Offering, please call us at (614) XXX-XXXX, Monday through Friday from X:XX a.m. to X:XX p.m., or stop by the Conversion Information Center located at 401 Main Street, Coshocton, Ohio.

Sincerely,



Robert C. Hamilton
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

XXXX XX, 199X


Dear Member:

         We are pleased to announce that The Home Loan Savings Bank ("Home Loan Savings") is converting from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion"). In conjunction with the Conversion, Home Loan Financial Corporation, the newly-formed corporation that will become the holding company for Home Loan Savings, is offering common shares in a subscription offering and community offering.

         Unfortunately, Home Loan Financial Corporation is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Home Loan Financial Corporation.

         However, as a member of Home Loan Savings, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on March XX, 1998. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on March XX, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Robert C. Hamilton
President and Chief Executive Officer

                             Charles Webb & Company
KBW Logo                         a Division of
                         KEEFE, BRUYETTE & WOODS, INC.


TO MEMBERS AND FRIENDS OF
THE HOME LOAN SAVINGS BANK
-------------------------------------------------------------------------------

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. and a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting The Home Loan Savings Bank ("Home Loan Savings") in its conversion from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion") and the concurrent offering of common shares by Home Loan Financial Corporation (the "Holding Company"), the newly formed corporation that will become the holding company of Home Loan Savings following the Conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in the Holding Company's common shares being offered to the customers of Home Loan Savings and the community. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Conversion Information Center located at 401 Main Street, Coshocton, Ohio or feel free to call the Conversion Information Center at (614) XXX-XXXX.


Very truly yours,


Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.









THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES.
THE OFFER IS MADE ONLY BY THE PROSPECTUS.


------------------ Investment Bankers and Financial Advisors -------------------

XXXX XX, 199X


Dear Friend:

         We are pleased to announce that The Home Loan Savings Bank ("Home Loan Savings") is converting from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion"). In conjunction with the Conversion, Home Loan Financial Corporation, the newly-formed corporation that will become the holding company for Home Loan Savings, is offering common shares in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to a Plan of Conversion. The sale of common shares in connection with the Conversion will enable Home Loan Savings to raise additional capital to support and enhance its current operations.

         Because we believe you may be interested in learning more about the merits of the common shares of Home Loan Financial Corporation as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about operations at Home Loan Savings and the proposed Offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Coshocton, Ohio Time, on March XX, 1998.

         As a friend of Home Loan Savings, you will have the opportunity to buy common shares directly from Home Loan Financial Corporation in the Conversion without paying a commission or a fee. If you have additional questions regarding the Conversion and Offering, please call us at (614) XXX-XXXX Monday through Friday from X:XX a.m. to X:XX p.m., or stop by the Conversion Information Center at 401 Main Street, Coshocton, Ohio.

         We are pleased to offer you this opportunity to become a shareholder of Home Loan Financial Corporation.

Sincerely,



Robert C. Hamilton
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES.
THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXX XX, 1997


Dear Prospective Investor:

         We are pleased to announce that The Home Loan Savings Bank ("Home Loan Savings") is converting from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion"). In conjunction with the Conversion, Home Loan Financial Corporation, the newly-formed corporation that will become the holding company for Home Loan Savings, is offering common shares in a subscription offering and community offering (collectively, the "Offering"). The sale of common shares in connection with the Conversion will enable Home Loan Savings to raise additional capital to support and enhance its current operations.

         We have enclosed the following materials which will help you learn more about the merits of the Home Loan Financial Corporation as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at Home Loan Savings and the proposed Offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is Noon, Coshocton, Ohio Time, on March XX, 1998.

         We invite our loyal customers and local community members to become shareholders of Home Loan Financial Corporation. Through the Offering you have the opportunity to buy common shares directly from Home Loan Financial Corporation, without paying a commission or a fee. The board of directors and senior management of Home Loan Savings fully support the Offering.

         If you have additional questions regarding the Conversion and Offering, please call us at (614) XXX-XXXX, Monday through Friday from X:XX a.m. to X:XX p.m., or stop by the Conversion Information Center located at 401 Main Street, Coshocton, Ohio.

Sincerely,



Robert C. Hamilton
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES.
THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT CONVERSION

The Board of Directors of The Home Loan Savings Bank ("Home Loan Savings") unanimously adopted a Plan of Conversion to convert from an Ohio mutual savings institution to an Ohio capital stock savings institution (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of Home Loan Financial Corporation (the "Holding Company"), the newly-formed corporation that will become the holding company for Home Loan Savings following the Conversion.

Investment in the common shares of Home Loan Financial Corporation involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors" on page 8.

WHY IS HOME LOAN SAVINGS CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, Home Loan Savings will raise additional capital enabling it to:

   o    support and expand its current financial and other services.

   o allow customers and friends to purchase common shares and share in the Holding Company's and Home Loan Savings' future.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Certain past and present depositors of Home Loan Savings, the Holding Company's Employee Stock Ownership Plan and certain members of the general public are eligible to purchase common shares in the subscription offering and the community offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Home Loan Financial Corporation is offering up to 1,955,000 common shares, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 common shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 30,000 common shares.

WILL THE COMMON SHARES BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common shares, the Holding Company's common shares will not be insured.

DO MEMBERS HAVE TO BUY COMMON SHARES?
--------------------------------------------------------------------------------
No. However, the Conversion will allow depositors of Home Loan Savings an opportunity to buy common shares and become shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER COMMON SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by Noon, Coshocton, Ohio Time on March XX, 1998.

HOW MAY I PAY FOR MY COMMON SHARES ?
--------------------------------------------------------------------------------
First, you may pay for common shares by check, cash or money order. Interest will be paid by Home Loan Savings on these funds at the passbook rate, which is currently 2.50% per annum (2.53% APY), from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your savings account or certificate of deposit at Home Loan Savings for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY HOME LOAN SAVINGS IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common shares in connection with the Conversion from your existing Home Loan Savings IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Conversion Information Center for additional information.

WILL DIVIDENDS BE PAID ON THE COMMON SHARES?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE COMMON SHARES BE TRADED?
--------------------------------------------------------------------------------
The Holding Company's stock is expected to trade on The Nasdaq National Market. However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF HOME LOAN SAVINGS PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The officers and directors of Home Loan Savings plan to purchase, in the aggregate, $1,650,000 worth of stock or approximately 9.7% of the common shares offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common shares in the Conversion.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date, up to 50 votes.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation in writing or in open meeting at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR CONVERSION INFORMATION CENTER MONDAY THROUGH FRIDAY.



                                   CONVERSION
                               INFORMATION CENTER
                                 (614) XXX-XXXX

                         Home Loan Financial Corporation
                                401 Main Street
                             Coshocton, Ohio 43812
                              Phone (614) XXX-XXXX
                               Fax (614) XXX-XXXX

                               ------------------

                                  COMMON SHARE
                               OFFERING QUESTIONS
                                  AND ANSWERS

                               ------------------

                        Home Loan Financial Corporation




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES.
THE OFFER IS MADE ONLY BY THE PROSPECTUS.